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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Suprema Specialties Inc.
Paterson, New Jersey


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 7, 2001, relating to the consolidated financial statements of Suprema Specialties, Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated August 7, 2001, relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Woodbridge, New Jersey
October 8, 2001